                                                                   EXHIBIT 10.23







          FRAME CONTRACT
          FOR WIRELESS FIXED ACCESS



          FOR PURCHASER:                     FOR CONTRACTOR:

          ET - 089/53000-17                  00-05/0-S


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                                                                           2(29)

TABLE OF CONTENTS
 1  HEADING.............................................................    4
 2  PREAMBLE (BACKGROUND)...............................................    4
 3  DEFINITIONS.........................................................    5
 4  CONTRACT DOCUMENTS..................................................    7
 5  CONTRACTOR`S SCOPE OF SUPPLY........................................    7
 6  PURCHASER'S UNDERTAKINGS............................................    8
 7  ORDER PROCEDURE.....................................................    9
 8  SPECIFICATIONS......................................................   10
 9  VARIATION...........................................................   10
10  PRICES..............................................................   10
11  TERMS OF PAYMENT....................................................   11
12  DOCUMENTATION.......................................................   13
13  FACTORY TESTS AND INSPECTIONS.......................................   13
14  PACKING AND MARKING.................................................   13
15  TAXES, DUES AND LEVIES..............................................   13
16  PROJECT CONTROL AND STANDARD LEAD-TIME SCHEDULE.....................   14
17  DELIVERY............................................................   15
18  TITLE AND RISK, TRANSPORTATION, STORAGE AND INSURANCE...............   15
19  ACCEPTANCE..........................................................   16
20  DELAYS..............................................................   17
21  LICENSE.............................................................   18
22  WARRANTIES..........................................................   20
23  INFRINGEMENTS.......................................................   22
24  GENERAL LIMITATION OF LIABILITY.....................................   23
25  SPARE PARTS.........................................................   23
26  TRAINING............................................................   24
27  MODIFICATION OF CONTRACT............................................   24

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                                                                           3(29)

28  FORCE MAJEURE.......................................................    24
29  CONFIDENTIALITY.....................................................    25
30  TERMINATION.........................................................    26
31  ENTIRE CONTRACT.....................................................    27
32  PUBLICITY...........................................................    27
33  NOTICES.............................................................    27
34  LANGUAGE............................................................    27
35  TECHNICAL AND SOFTWARE SUPPORT......................................    27
36  GOVERNING LAW.......................................................    28
37  ARBITRATION.........................................................    28
38  EXPORT CONTROLS.....................................................    28
39  EFFECTIVE DATE OF CONTRACT AND TERM OF VALIDITY.....................    28

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                                                                           4(29)

1    HEADING

          This Contract is made and entered into on May, 15-th 2000, between

          AS Eesti Telefon (register code 10283074), a legal entity duly incorporated and existing under the laws of Estonia, having its registered office in 12 Kreutzwaldi st. 15033 Tallinn, Estonia and represented by Member of the Board Jaan Sven Mannik, who acts on the basis of the Articles of Association, hereinafter referred to as the "Purchaser", of the one part

                                      and

          Airspan Communications Ltd., a legal entity duly incorporated and existing under the laws of England and Wales, having its registered office in Cambridge House, Oxford Road, Uxbridge, Middlesex, UB8 1UN, England and represented by Mr J. Caffarelli, Chief Financial Officer, who acts on the basis of the articles of association, hereinafter referred to as the "Contractor", of the other part.

          Purchaser and Contractor are hereinafter called the "Party", or, collectively the "Parties".

          Each Party represents and warrants with respect of itself that:

          (I) it is duly qualified and competent and has the full power and authority to enter into this Contract. By entering into or performing this Contract it does not exceed or violate its powers, authority and any other agreement it is party to or any legal act or any document binding on it;

          (ii) its representatives signing this Contract are duly authorized to do so.

2    PREAMBLE (BACKGROUND)

          Purchaser has the intention to purchase Wireless Fixed Access in order to provide Wireless Fixed Access capacity for telecommunication services in Estonia.

          In order to find a contractor on whose skill to furnish suitable Wireless Fixed Access and Technical and Software Support Purchaser can rely on, Purchaser studied a number of prospective tenders and their offers for the supply of all necessary software and hardware to achieve the objects outlined above and otherwise dealt with in discussions with the tenders.

          The Purchaser represents and warrants that by entering into or performing this Contract it does not violate any valid law on public procurement, competition and/or other legislation of Estonia.

          Purchaser undertakes to purchase from Contractor Wireless Fixed Access as defined hereunder to be operated in the public telephone network in Estonia.

          Contractor undertakes to sell, deliver and install the hereunder defined Wireless Fixed Access to Purchaser in accordance with the terms and conditions of this Contract and individual Purchase Orders placed according to this Contract.

                                                                           5(29)

          Therefore Parties have agreed as follows:

3    DEFINITIONS

          The following expressions shall have the meaning hereby assigned to them unless the context would obviously require otherwise.

          1) "Acceptance Certificate", means the written confirmation of acceptance to be issued by Purchaser in accordance with Article 19.

          2) "Acceptance Test", means the test(s) to be carried out in accordance with Article 19.

          3) "Actual Date of Delivery", means the date(s) the Wireless Fixed Access, Documentation and/or Spare Parts are actually delivered to Turi st. 5, Tallinn and delivered to the authorised representative of the Purchaser against signature. Purchaser must sign for receipt of the equipment within twenty-four (24) hours of its arrival, otherwise it will be deemed to have been received on its arrival date.

          4) "Purchaser" means AS Eesti Telefon and includes its successors and permitted assigns.

          5) "Contract", means this Contract entered into between Purchaser and Contractor including all Annexes, which are incorporated to the said Contract in accordance with Article 4, as well as any Contract Amendment.

          6) "Contract Amendment", means a document duly signed by the Parties by which any alterations, amendments or modifications to the terms and conditions of the Contract shall be introduced in the Contract, pursuant to Article 27 below.

          7) "Contract Price", means the price of each placed and acknowledged by the Contractor Purchase Order in accordance with Article 7.

          8) "Contractor", means Airspan Communications Ltd. and includes its successors and permitted assigns.

          9) "Contractual Date of Delivery", means the date(s) the Wireless Fixed Access, Documentation or Spare Parts shall be delivered to Turi st 5, Tallinn according to the Purchase Order. This date may be amended by written agreement between the parties. The Contractual Date of Delivery is the latest date agreed upon by the parties.

          10) "Date of Acceptance", means the date(s) when the Wireless Fixed Access Infrastructure is actually accepted or deemed as accepted in accordance with Article 19.

          11) "Date of Completion", initially means the date(s) specified in the Purchase Order on which the Wireless Fixed Access Infrastructure shall be

                                                                           6(29)

               installed and be notified ready for successful Acceptance Test, taking into account postponements in accordance with Article
               20.2. This date may be amended by written agreement between the parties. The Date of Completion is the latest date agreed upon by the parties.


          12)  "Documentation" means the documentation specified in Annex 3.

          13) "Hardware" means such equipment included in the Wireless Fixed Access as specified in Annex 1.

          14) "Installation", means the activities to be provided by Contractor, in accordance with the Contract, to enable the Wireless Fixed Access Infrastructure to be installed at the Date of Completion.

          15) "Purchase Order" shall have the respective meaning in accordance with Article 7.

          16) "Subscriber Terminal" means a set of Hardware and Software for installation at the subscriber premises, to be supplied meaning in accordance with the terms and conditions of this contract.

          17)  "Service(s)", means Installation and Training.

          18) "Site(s)", means the actual location(s) where the Wireless Access Infrastructure is to be installed.

          19) "Software", means any such computer program, software module or package or any part thereof included in the Wireless Fixed Access Infrastructure, Subscriber Terminal or other product supplied by Contractor.

          20) "Spare Parts", means such replacement items of the Wireless Fixed Access as specified in Annex 4.

          21) "Standard Lead-Time Schedule" shall have the respective meaning in accordance with Article 16.

          22)  "Support" " shall have the respective meaning in accordance with
               Article 35.

          23) "Technical and Functional Specification", means the technical and functional specification of the Wireless Fixed Access as specified in Annex 6.

          24) "Term of payment" means the term during which the payment has to be made by the Purchaser pursuant to Article 11 of this Contract.

          25)  "Variation", has the meaning as prescribed to it in Article 9.

          26) "Wireless Fixed Access" means the Wireless Fixed Access Infrastructure, Subscriber Terminal, Spare Parts, and Services.

                                                                           7(29)


          27) "Wireless Fixed Access Infrastructure " means the Airspan AS 4000 Access Concentrator, Central Terminal, Antenna System and Management System including Hardware and associated Software components, to be supplied and installed according to the terms and conditions of this Contract.

          Other capitalized expressions used in this Contract shall have the meanings respectively assigned to them elsewhere in this Contract. Words indicating the singular only also include the plural and vice-versa, where the context so requires.
          The headings of the Articles are for convenience only and shall not affect their interpretation.

4    CONTRACT DOCUMENTS

          This Contract shall consist of the following documents, as amended from time to time as provided herein,

a.        This contract document.

b.        The Annexes:
          Annex  1 -  List of Hardware
          Annex  2 -  List of Software
          Annex  3 -  List of Documentation
          Annex  4 -  List of Spare Parts
          Annex  5 -  Service & Installation
          Annex  6 -  Technical Specification and Installation and
                      Maintenance Manual
          Annex  7 -  Standard Lead-Time Schedule
          Annex  8 -  Acceptance Test Procedures
          Annex  9-   Training

          Such documents as are incorporated by reference.

5    CONTRACTOR`S SCOPE OF SUPPLY

          Contractor shall sell and deliver to Purchaser in accordance with the terms and conditions of this Contract Wireless Fixed Access Infrastructure and Subscriber Terminals to be installed in Estonia, Spare Parts and Services based on individual Purchase Orders described in Article 7.

          Contractor grants to Purchaser a non-transferable, non-exclusive, paid-up license to use the Software during the useful life of the associated Equipment on the terms and conditions set forth in Section 21.

          In the performance of its undertakings Contractor shall to the extent ordered

          - deliver Wireless Fixed Access Infrastructure and Subscriber Terminals which are specified in Annexes 1 and 2,

          -    deliver Spare parts as specified in Annex 4,

                                                                           8(29)

          - perform Installation for Wireless Fixed Access Infrastructure as specified in Annex 5,

          -    perform Training as specified in Annex 9,

          - deliver Documentation as specified in Annex 3. All Documentation shall be in English language unless otherwise stated in this Contract.

5.1
          The terms and conditions contained in Article 21 apply to the ownership and licensing of the Software of Wireless Fixed Access and Documentation.
5.2
          Contractor reserves the right to subcontract such portions of its undertakings under this Contract to subcontractors of Contractor's choice as Contractor deems appropriate. Contractor shall be responsible to Purchaser for the performance by any such subcontractors as if performed by Contractor.

6    PURCHASER'S UNDERTAKINGS

          Purchaser shall in a timely and proper fashion:

a) make the Site available to Contractor's personnel and subcontractors with all facilities such as heat, light, ventilation, electric current and outlets, adequate storage space if required, at such times as reasonably required in order to enable Contractor to start up and without interruptions carry out Installation of the Wireless Fixed Access Infrastructure in accordance with the Purchase Order;

b) furnish in a form reasonably specified by Contractor any information which Contractor reasonably requests and which is necessary for the design, engineering or installation of the Wireless Fixed Access infrastructure or otherwise necessary for Contractor to carry out its obligations under this Contract, such as, but not limited to technical data for interface with existing systems, data and plans for the respective Site at the times specifically stipulated in the Standard Lead-Time Schedule or Purchase Order or Contractual Date of Delivery or as otherwise required for Contractor to carry out his obligations;

c) obtain and maintain all permits, etc as may be required by Contractor for rights of way and other facilities;

d) arrange for the transportation of the Wireless Fixed Access Infrastructure and Documentation up to the Site in order to enable the Contractor to complete the Installation of the Wireless Fixed Access Infrastructure by the Date of Completion;

e) accept the delivered Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts and Documentation ordered by the Purchaser;

f)        otherwise assist Contractor in all respects reasonably required for the due start-up and undisturbed progress of the Installation, subject to sufficient notice being given by Contractor; and
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                                                                           9(29)

g) provide such personnel (properly and adequately as to skill and number) as enables Contractor to properly perform its Services.

          Should Purchaser fail to meet or be delayed in meeting his undertakings under this Article 6, then Purchaser shall reimburse Contractor in respect of all related additional costs and expenses incurred without prejudice to Contractor's right to postpone his undertaking as regulated in Article 20.2. Such costs and expenses shall be paid within 30 days from the Contractor's invoice.

h) Purchaser will provide Contractor with a twelve (12) month rolling forecast of its requirements for Wireless Fixed Access products including, but not limited to, details of the required items of Wireless Fixed Access Infrastructure, Subscriber Terminals, Software and Spare Parts, quantities, delivery and installation dates, and requirements for Services. Purchaser will provide the above forecast to Contractor during the last month of each calendar quarter.

7    ORDER PROCEDURE

7.1  Orders from Purchaser

          For each Wireless Fixed Access Infrastructure, Subscriber Terminal, Spare Parts, Documentation or Services to be delivered, Purchaser shall place to Contractor an order in writing (which will hereinafter be referred to as "Purchase Order") in accordance with the terms and conditions of this Contract.

          Such Purchase Order shall contain a list of Wireless Fixed Access Infrastructure, Subscriber Terminals or Spare Parts (with units specified according to the list in Annexes 1, 2 and 4), Services, Documents, a statement on Contractual Date of Delivery and/or Date of Completion (in accordance with the Standard Lead-Time Schedule) and available information (e.g. address of Site) about Installation which will be performed by Contractor. Such Purchase Order shall as well contain unit and total prices in question.

7.2  Order acknowledgement

          Contractor undertakes to provide Purchaser with an order acknowledgment within 30 (thirty) days from the day Contractor received a Purchase Order specified in Article 7.1.

          If Purchaser has demanded in the Purchaser Order Contractual Date of Delivery and/or Date of Completion shorter than stated in Standard Lead-Time Schedule (Annex 7), Contractor shall state whether such date(s) are accepted or not.

          Contractor shall also state whether Contractor accepts the order in all respects according to its terms and conditions. If no such statement is given within 30 (thirty) days from the day Contractor received a Purchase Order, it shall be considered as Contractor has accepted the order.

          Order acknowledgment deviating from terms and conditions of the Purchase Order shall be deemed to be recognized by the Purchaser if not otherwise stated by the Purchaser within 30 (thirty) days from the day Purchaser received a deviating Order acknowledgment.

                                                                          10(29)

7.3
          If Purchaser is not granted a license to operate the Wireless Fixed Access, the first Purchase Order placed by Purchaser may be cancelled without obligation to either party. Contractor is not obliged to ship any equipment to Purchaser until Purchaser confirms to Contractor in writing that it has been granted a license to operate the Wireless Fixed Access.

8    SPECIFICATIONS

8.1  Information from Purchaser

          To the extent Contractor has not obtained from Purchaser all necessary information already prior to the receiving of Purchase Order, Contractor undertakes to request from Purchaser all information regarding technical features and characteristics (including signaling) of Purchaser's network and equipment that might be relevant to enable Contractor to fulfill its undertakings under this Contract, and to provide Purchaser with Contractor's Scope of Supply fulfilling all the requirements set out in the Specifications or otherwise in this Contract.

          To the extent Contractor so requests in writing Purchaser shall furnish Contractor as soon as possible with such information as is referred to above as well as technical features and other circumstances relating to the relevant network and Purchaser's equipment being relevant to enable Contractor to fulfill its undertakings under this Contract.

9    VARIATION

9.1  General

          Parties recognize that changes of Contractor's Scope of Supply or otherwise of this Contract may be necessary or desired after the date of signing of this Contract.

9.2
          Any variation, change or addition to the Contractor's Scope of Supply or to the Specification together with any reasonable consequential adjustment of the Contract Price or other term of the Contract (a "Variation") shall be mutually agreed between Purchaser and Contractor and confirmed in writing by Purchaser by means of formal Contract Amendment issued by Purchaser and countersigned by Contractor, before a Variation is binding and put into effect.

          Where either party requests or proposes in writing a Variation the other party shall respond without undue delay, but not later than 30 (thirty) days after the request or proposal has been received.

10   PRICES

10.1
          The prices for the Wireless Fixed Access Infrastructure, Subscriber Terminals, Services, Documentation and Spare Parts are specified in Annexes of this contract.

                                                                          11(29)



          The price of each placed and acknowledged by the Contractor Purchase Order in accordance with Article 7 shall be the Contract Price.

          The Contract Price shall be in US Dollars (US$ or USD)

10.2

          The Contract Price is exclusive of value added tax ("VAT") valid in Estonia. VAT shall be paid by the Purchaser pursuant to the Estonian VAT rate valid at the date of respective payment.

          The Contract Price shall include all Contractor`s costs up to Turi st. 5, Tallinn.

          The Contract Price does not include any cost for temporary storage and transportation from Turi 5, Tallinn up to the Site and appropriate insurance from the Date of Delivery until the Date of Acceptance. In case the Contractor arranges and pays for transportation, temporary storage and insurance, the actual costs incurred by Contractor shall be reimbursed by the Purchaser in accordance with Article 11.

10.3

          The Contract Price is fixed and firm without prejudice to the provision set out in Article 11.10 of this Contract, and shall not be varied, except as a result of a Variation in which case the consequential adjustment of the Contract Price shall be agreed upon in writing in accordance with Article 9. Additional products and pricing may be added by revisions to the Annexes agreed to by the parties.

11   TERMS OF PAYMENT


          Payment of the Contract Price shall be made by Purchaser to Contractor as follows:

11.1

          Payments shall be made in US Dollars (US$ or USD) on the basis of corresponding invoices submitted by the Contractor to the Purchaser. All payments shall be deemed to have been fully discharged when credited to account set out in corresponding invoice.

11.2  Wireless Fixed Access Infrastructure and Subscriber Terminal

          Full Contract Price of the each shipment of the ordered Wireless Fixed Access Infrastructure or Subscriber Terminal shall be due on Actual Date of Delivery (Clause 17.2) and paid in full within 30 (thirty) days of the Actual Date of Delivery or the invoice date, whichever occurs the latest.

11.3  Installation

          Full Contract Price for the Installation of the corresponding Wireless Fixed Access Infrastructure shall be paid within 30 (thirty) days of the Date of Acceptance and receipt by Purchaser of the corresponding invoice, whichever occurs the latest.

                                                                          12(29)

11.4  Training

          Full Contract Price for training sessions shall be paid within 30 (thirty) days of the completion of the respective training session and receipt by Purchaser of the corresponding invoice, whichever occurs the latest.

11.5  Maintenance and Technical Support

          Maintenance and Technical Support shall be effected and paid for according to the separate contract.

11.6  Spare Parts and Documentation

          Full Contract Price for each shipment of ordered Spare Parts and Documentation shall be paid within 30 (thirty) days of the Actual Date of Delivery and receipt by Purchaser of the corresponding invoice, whichever occurs the latest.

11.7  Transportation, Storage, Insurance and Reimbursements

          Payment of the actual cost incurred by the Contractor for transportation, temporary storage and insurance in accordance with
          Article 18 shall be made by Purchaser in full within 30 (thirty) days after receipt of the invoice for the amount actually incurred.

11.8  Overdue Payments

          Any overdue payment shall carry an indemnity at a rate of 12 (twelve) percent per annum on the amount of the delayed payment.

11.9
          Payment is deemed to be made by Purchaser to Contractor when received at Contractor's appointed bank account. Contractor's bank account details for such payments are:

          Bank:                    Lloyds Bank
                                   32 Commercial Way
                                   Woking
                                   Surrey GU21 1ER
                                   England

          Sort Code:               30-99-80
          Account Name:            ACL Communications Limited
          Account No:              11232312
          Further Instructions:    "Reference (customer name)
                                   P.O. No. _______,
                                   Payment of Invoice No. _________."

          The above bank account details may be changed by Contractor giving Purchaser notice in writing.

11.10 Changes in the costs and exchange rates

          If after this Contract is signed, the Contractor's costs for the performance of the Contract regarding the subject matter of the contract shall increase due to the reason
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                                                                          13(29)

          of any new law, regulation or ordinance having the force of law in Estonia, the Contract Price or any other prices in this Contract shall be increased accordingly.

12   DOCUMENTATION

          Contractor shall supply to Purchaser 1 (one) set of the documents enumerated in Annex 3 comprising drawings, descriptions, manuals etc. supporting the operation and maintenance of the Wireless Fixed Access Infrastructure and Subscriber Terminal. The Documentation shall be supplied in English and in Contractor's standard format within the times stipulated in the Standard Lead-Time Schedule (Annex 7).

          Where it is found that any part of the Documentation supplied are not complete and/or incorrect, each Party shall notify the other party and Contractor shall promptly complete and/or correct such part of the Documentation and Contractor's responsibility for the Documentation being incomplete or incorrect is limited to such rectification.

          The Documentation is supplied subject to the provisions of Article 21.

13   FACTORY TESTS AND INSPECTIONS

          The Hardware, Software and Spare Parts shall be tested by Contractor in accordance with Contractor's relevant standard factory testing procedures. Purchaser shall have the right to be present during the performance of such factory tests. Purchaser shall notify Contractor of his or his representatives arrival not later than 10 (ten) days in advance. All travelling expenses as well as all other costs for Purchaser or his representatives are to be borne by Purchaser.

          Contractor warrants that the Hardware, Software and Spare Parts will be shipped only in case it has successfully passed Contractor's relevant factory tests or other quality controls.

14   PACKING AND MARKING

          All items shall be suitably packed in accordance with Contractor's standard packing and shipping specifications and the requirements of the carrier.

          Deliveries as well as packing lists shall refer to Contractors code numbers and to Purchasers relevant Purchase Order.

15   TAXES, DUES AND LEVIES

          If the Purchaser is liable for any taxes or dues levied in Estonia, which the Contractor is obliged to pay or the Purchaser is obliged to deduct from any payment to the Contractor pursuant to any existing or future laws of Estonia, then the amount to be paid by the Purchaser shall be increased by the amount of such taxes or dues.

                                                                          14(29)

16   PROJECT CONTROL AND STANDARD LEAD-TIME SCHEDULE

16.1
          For the continuous supervision of Parties' performance under this Contract, Contractor and Purchaser shall for every Purchase Order of Wireless Fixed Access Infrastructure form a joint permanent project group.

16.2

          Contractor shall during the execution of this Contract appoint a Project Controller for the project who will:

a)        be fully conversant with all "at works" background of the project

b) have sufficient delegated authority to make day to day decisions on-Site during the progress of the project without recourse to his head office in addition to having full control of the project personnel on Site.

16.3

          Purchaser shall appoint a Project Manager. The Project Manager and Contractor's Project Controller shall maintain the closest possible co-operation at all times.

16.4

          Parties shall bear all costs for their representatives.

16.5

          If necessary, meetings shall be held in order to adopt decisions. At the meeting the minutes shall be kept and signed by the Project Manager and Project Controller. Decisions adopted at such meetings shall be binding on both Parties. Project Manager and Project Controller shall not be authorized to make decisions that will affect the Contract Price or otherwise result in modification of this Contract.

16.6

          When considered necessary by Party in question representatives of his subcontractors and experts may attend the meetings. The costs for representatives of the subcontractors of a Party shall be borne by Party in question.

16.7

          Without prejudice to the provisions of Clause 28 Parties shall immediately inform each other in writing in the event that they have any reason to believe that circumstances exist or might occur that may have as a result that they will not be able to fulfill their obligations under this Contract according to Standard Lead-Time Schedule and/or Purchase Order.

          In such cases Parties shall meet to determine what action is required. Any action that might be determined as a consequence hereof shall be without prejudice to any right or remedy Parties may have under this Contract.
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                                                                          15(29)

16.8 Standard Lead-Time Schedule

          To this Contract is attached as Annex 7 Standard Lead-Time Schedule stating certain periods and/or dates for delivery of Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts, Training or Documentation and for installation of Wireless Fixed Access Infrastructure. Parties undertake to fulfill their undertakings under this Contract in accordance with Standard Lead-Time Schedule if not otherwise stated in the Purchase Order as a longer lead-time.

17   DELIVERY

17.1 Contractual Date of Delivery

          Each Wireless Fixed Access Infrastructure, Subscriber Terminal, Documentation or Spare Parts will be delivered to Turi st. 5, Tallinn on the date agreed upon between the parties as the Contractual Date of Delivery of the Wireless Fixed Access Infrastructure, Subscriber Terminal, Documentation or Spare Parts in question.

17.2 Actual Date of Delivery

          Actual Date of Delivery of Wireless Fixed Access Infrastructure, Subscriber Terminal, Documentation or Spare Parts shall be the date when Wireless Fixed Access Infrastructure, Subscriber Terminal, Documentation and/or Spare Parts in question are actually delivered to Turi st. 5, Tallinn and delivered to the authorized representative of Purchaser against signature. Purchaser must sign for receipt of the equipment within 24 hours of its arrival, otherwise it will be deemed to have been received on its arrival date.

18   TITLE AND RISK, TRANSPORTATION, STORAGE AND INSURANCE

18.1 18.1 Title and Risk of Loss

          Risk of loss to the Wireless Fixed Access Infrastructure, Subscriber Terminal, Documentation and Spare Parts shall pass to the Purchaser on the Actual Date of Delivery.

          Title to the Wireless Fixed Access Infrastructure, Subscriber Terminal and Spare parts (except Software and Documentation) shall pass to Purchaser on the Actual Date of Delivery.

18.2 Transportation, Storage and Insurance

          Unless otherwise agreed in writing, Purchaser shall

a) arrange and pay for transportation of the Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts and Documentation from Turi st. 5, Tallinn up to the Site, and

b) arrange and pay for temporary storage of the Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts and Documentation before installation if it should be required due to Purchaser's delay with Site preparation.

          In case the activities under a) and b) above are carried out by Contractor, the Contractor shall act on Purchaser's behalf and at its cost.

                                                                          16(29)

          Purchaser shall reimburse Contractor for all actual costs incurred under this Article and effect payment in accordance with Article 11.

19      ACCEPTANCE

19.1    Acceptance Test for the Wireless Fixed Access Infrastructure

19.1.1

          Acceptance Test procedures for the Wireless Fixed Access Infrastructure designed to verify that the Wireless Fixed Access Infrastructure will operate and perform in accordance with the Specification are specified in Annex 8.

19.1.2

          Contractor shall notify Purchaser in writing that the Wireless Fixed Access Infrastructure is ready for Acceptance Test and such test shall commence within 10 (ten) days from the date of such notice.

          Within 10 (ten) days from the date of the said notice Purchaser and Contractor shall jointly carry out and complete the Acceptance Test, the result of which shall be accounted for in a jointly signed protocol. In case Purchaser does not attend the Acceptance Test Contractor shall have the right to carry out and complete the test and shall forthwith forward the protocol to Purchaser.

19.1.3

          Within 10 (ten) days from completion of the Acceptance Test, or in case the tests were completed by Contractor in the absence of Purchaser, within 10 (ten) days from the receipt by Purchaser of the protocol, Purchaser shall give Contractor a written notice stating whether or not the Wireless Fixed Access Infrastructure is accepted.

          If the Wireless Fixed Access Infrastructure is not accepted by Purchaser due to the fact that the Wireless Fixed Access Infrastructure does not fulfil the requirements of Specification, the above mentioned written notice shall specify the particulars of the alleged deviation from the Specification and where the same is alleged to exist or to have occurred. Contractor shall with all reasonable speed under the circumstances and at his own expense remedy the deviation and the Acceptance Test procedure for the relevant or affected part shall, if Purchaser so requires, be repeated in accordance with the provisions of this Article.

19.1.4

          Acceptance shall not be refused because of minor deviations which do not prevent the Wireless Fixed Access Infrastructure to be put into operation. However, this will not relieve Contractor from his obligation to remedy said deviations without delay.

19.1.5

          If Contractor has not received the said written notice from Purchaser, stating whether or not the Wireless Fixed Access Infrastructure is accepted, within 10 (ten) days from completion of the Acceptance Test or from Purchaser's receipt of the test protocol, as the case may be, the Wireless Fixed Access Infrastructure shall be deemed accepted as of the last day of said period of 10 (ten) days.

                                                                          17(29)

19.1.6

          If Purchaser should take over or use for commercial purposes the Wireless Fixed Access Infrastructure, such take over or use shall be deemed as acceptance of the Wireless Fixed Access Infrastructure.

19.1.7

          When according to the above, the Wireless Fixed Access Infrastructure is accepted or deemed accepted, such acceptance shall be confirmed by the issuance by Purchaser of an Acceptance Certificate. The Acceptance Certificate shall be issued promptly and at the latest 3 (three) days after Contractor's written request.

19.2   Installation and acceptance of the Subscriber Terminal.

19.2.1

          Purchaser shall carry out and complete the installation and acceptance of the Subscriber Terminal at his own cost and risk.

20     DELAYS

20.1
          If Contractor at any time has reason to believe that the Contractual Date of Delivery or Date of Completion will be delayed, Contractor shall promptly notify Purchaser and shall subsequently define in writing the estimated period of delay.

20.2

          In case of force majeure or delays imputable to Purchaser or in Purchaser's undertakings under Article 6 causing Contractor a delay, shall entitle Contractor to postpone any of his undertakings to such extent as reasonable having regard to all circumstances. For delays imputable to Purchaser, Contractor shall be reimbursed for his costs in accordance with the said Article 6.

20.3

          Should, due to circumstances for which Contractor is solely responsible, any material portion of the Wireless Fixed Access Infrastructure not be notified as being ready for Acceptance Test at the date(s) agreed upon by the parties in writing as the Date of Completion, or within any extended or postponed period according to
          Article 20.2, as the case may be, Purchaser shall have the right to claim liquidated damages starting from the next day following the day the above agreed upon Date of Completion should have occurred or after the extended or postponed period according to the Article 20.2, as the case may be. A grace period of one (1) week shall be given before any liquidated damages shall become due. However, upon lapse of the first week of delay, the full delay shall be counted in computing any liquidated damages.

          The liquidated damages shall for each full week of delay be 0.5 percent of the price payable by Purchaser under this Contract for that part(s) of the Wireless Fixed Access Infrastructure which cannot be tested or which is delayed as a direct result of the inability to test due to such delay up to maximum of ten percent (10%) of the above price payable by Purchaser (i.e., a delay of twenty (20) weeks).

                                                                          18(29)

20.4

          Should, due to circumstances for which Contractor is solely responsible, the Actual Date of Delivery of Subscriber Terminal, Spare Parts or Documentation occur later than the Contractual Date of Delivery agreed upon by the parties or any extended or postponed period according to Article 20.2, as the case may be, then the Purchaser shall have the right to claim liquidated damages starting from the next day following the day the agreed upon Actual Date of Delivery should have occurred or after the extended or postponed period according to the Article 20.2, as the case may be.

          The liquidated damages shall for each full week of delay be 0.5 percent of the price payable by Purchaser under this Contract for the Subscriber Terminal, Spare Parts or Documentation in question, due to such delay up to maximum of ten percent (10%) of the above price payable by Purchaser for the items in question (i.e., a delay of twenty (20) weeks).

20.5

          The aforesaid liquidated damages shall be full and exclusive compensation for any delay in delivering the Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts or Documentation and in delivering and installing the Wireless Fixed Access Infrastructure. Equipment shipped against different Purchase Orders will be treated independently when determining any delay and when calculating and assessing any liquidated damages. In no event shall the aggregate liquidated damages attributable to delays of equipment supplied against a given Purchase Order exceed ten percent (10%) of the Contract Price of that Purchase Order.

20.6

          The payment of liquidated damages shall not relieve Contractor from the obligation to deliver Subscriber Terminals, Spare Parts or Documentation and also deliver and install the Wireless Fixed Access Infrastructure.

21   LICENSE

21.1
          Subject to the terms and conditions set forth in this Article, Purchaser is hereby granted a non-exclusive restricted paid-up right and license to use the Software and Documentation, but only for Purchaser's own operation in Estonia and maintenance of the Wireless Fixed Access in accordance with this Contract, and not otherwise. The Software may only be used on equipment supplied by Contractor.

21.2

          Notwithstanding anything in this Contract to the contrary, it is understood that Purchaser is receiving no title or ownership rights to the Software or Documentation, and all such rights shall remain with Contractor or its suppliers.

21.3

          Purchaser agrees that the Software or Documentation provided to it by Contractor under this Contract or any renewals, extensions, or expansions thereof, shall, as between the parties hereto, be treated as proprietary and a trade secret of Contractor or its suppliers, and be subject to the provisions of Article 29.

                                                                          19(29)

21.4

          In pursuance of the foregoing Purchaser shall:

a) not provide or make the Software or Documentation or any portions or aspects thereof (including any methods or concepts utilized or expressed therein) available to any person except to its employees on a "need to know" basis;

b) not modify, decompile or reverse engineer the Software without the prior written consent of Contractor;

c) not make any copies of Software or Documentation or parts thereof, except for archival purposes, without Contractor's prior written approval;

d) when making permitted copies as aforesaid transfer to the copy/copies any copyright or other marking on the Software or Documentation.

21.5

          If Contractor or its suppliers modifies or changes the Software to permit additional features or services which are then released for general delivery to customers such Software will at Purchaser's request be made available to Purchaser at the then prevailing prices for those features or services. Contractor does not warrant that all future releases of its software will be compatible with the version of Hardware being operated by Purchaser or, if it is compatible, that all functionality available in the new version of the Software will operate on the version of Hardware being operated by Purchaser.

21.6

          Purchaser and any successor to Purchaser's title shall have the right without further consent of Contractor to transfer this license to a third party which acquires the Wireless Fixed Access or part of it, provided any such third party agrees in writing to abide by all the terms and conditions of this license. Purchaser may only transfer the license to a third party following receipt of written agreement from Contractor, such agreement not to be unreasonably withheld or delayed.

21.7

          The price for the License is included in the Contract Price.

21.8

          Purchaser shall be liable to the Contractor for all damages arising out of the breach of the obligations of this Article 21.

21.9

          The obligations of Purchaser under this Article 21 shall survive the termination or expiration of this Contract for any reason.

                                                                          20(29)

22    WARRANTIES

22.1  The Wireless Fixed Access Infrastructure and Subscriber Terminal

          Contractor warrants that the Wireless Fixed Access Infrastructure and Subscriber Terminal will, for the twelve (12) month warranty periods set forth in Sections 22.2 and 22.3, substantially conform to and function and operate in accordance with the criteria and specifications set forth in the Technical Specification (Annex 6).

22.2  Hardware and Spare Parts

          Contractor shall, for a period of 12 (twelve) months from the respective Date of Acceptance at his option without undue delay repair or replace without charge to Purchaser any part of the Hardware of the Wireless Fixed Access Infrastructure found to be faulty by reason of defective material, construction or workmanship.

          Contractor shall, for a period of 12 (twelve) months from the respective Actual Date of Delivery at his option without undue delay repair or replace without charge to Purchaser any part of the Hardware of the Subscriber Terminal or Spare Parts found to be faulty by reason of defective material, construction or workmanship.

          Consumable parts, such as lamps, fuses etc, are excluded from said warranty.

22.3  Software

a) Contractor shall, for an initial period of 12 (twelve) months from the Date of Acceptance of Wireless Fixed Access Infrastructure at his option without undue delay, correct or replace without charge to Purchaser any part of Software found to cause a material deviation from the functionality specified in the Technical Specification (Annex
          6) that is affecting Purchasers ability to provide service to its customers and which is directly attributable to the Software

b) Contractor shall, for an initial period of 12 (twelve) months from the Actual Date of Delivery of Subscriber Terminal at his option without undue delay, correct or replace without charge to Purchaser any part of Software found to cause a material deviation from the functionality specified in the Technical Specification (Annex 6) that is affecting Purchasers ability to provide service to its customers and which is directly attributable to the Software

c) Documentation of corrected or replacement Software will be furnished to Purchaser free of charge.

d) The above warranties in respect of Software shall not apply to any failure caused by modification of the Hardware or Software without Contractor's written approval.

22.4  General


a) Contractor warrants that he has good and valid title to Hardware and Spare Parts in which ownership is transferred under this Contract and with regard to any license rights granted in respect of Software and Documentation, that Contractor has the right and the power to grant such rights.

b)        Any warranty above in this Article 22, shall only apply if

                                                                          21(29)


          1. the Wireless Fixed Access is used and maintained under normal conditions and in accordance with the documents, information and advice furnished by Contractor and the training provided under this Contract,

          2. Purchaser without undue delay has given Contractor notice of such defects, non-conformities or deviations before the expiration of the applicable warranty period,

          3. such defect, non-conformity or deviation was not caused by inter-working equipment not supplied under this Contract, and

          4. Purchaser shall give Contractor every opportunity to inspect and remedy such defect, non-conformity and deviation.


c) THE WARRANTIES GIVEN IN THIS ARTICLE 22 CONSTITUTE THE ONLY WARRANTIES MADE BY CONTRACTOR WITH RESPECT TO THE WIRELESS FIXED ACCESS AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

d) This Article 22 provides Contractor's sole liability and Purchaser's sole remedy for claims of infringements of warranty.

22.5

          In no event shall Contractor be obliged to provide on-site maintenance. Subject to the provisions of this warranty clause, defective parts or components must be returned by Purchaser to Contractor's designated facility, freight prepaid, within the above warranty periods, and said defective parts will be repaired or replaced by Contractor at no charge to Purchaser. In connection with such return by Purchaser, Purchaser shall comply with Contractor's Return Material Authorization (RMA) procedures. Risk of loss or damage to equipment or Software returned to Contractor for repair or replacement shall be borne by Purchaser until delivery to Contractor. Upon delivery of such equipment or Software, Contractor shall assume the risk of loss or damage until that time that the equipment or Software being repaired or replaced is returned and delivered to Purchaser. Purchaser will pay all transportation costs for such equipment or Software shipped to Contractor for repair or replacement. Contractor shall pay all transportation costs associated with returning repaired or replaced equipment or Software to Purchaser unless there was no fault found (NFF), in which event, the Purchaser shall pay such transportation costs, along with Contractor's then prevailing standard NFF charge.

          Contractor will charge Purchaser for any maintenance carried out which is not covered by the warranties contained in this Section 22 at Contractor's then prevailing standard rates for such services.

                                                                          22(29)

23   INFRINGEMENTS

23.1

          The Contract Price shall include all amounts payable for patent rights, copyrights, registered designs and any other royalties or similar rights on or in respect of the Wireless Fixed Access, and Contractor shall indemnify and keep indemnified Purchaser against all actions or claims for infringement of such patents, copyrights, registered designs or any other intellectual property right by reason of the proper use of the Wireless Fixed Access in Purchaser's country, and Contractor shall promptly, at its option and own expense,

i) procure for Purchaser and its customer the rights on continued use of the Wireless Fixed Access in its present form, or

ii) replace or modify the Wireless Fixed Access so that it no longer infringes any such rights, or

iii) settle or defend any further claim, suit or proceeding against Purchaser arising out of such continued use, or

iv) if such remedies are not reasonably or economically feasible, Contractor may request Purchaser to return such Wireless Fixed Access Infrastructure which is under dispute but not yet resolved, compliance with such request not to be unreasonably withheld or delayed. In the event of such equipment being returned, Contractor will, during the warranty period set forth in sections 22.2 and 22.3 for such equipment, refund to the Purchaser the price paid to Contractor for such equipment or will, after the above warranty period for such equipment, refund the depreciated value of such equipment. The Purchaser shall make available services to Contractor on Site for restitution, dismantling and removal of such Wireless Fixed Access Infrastructure. Expenses incurred in the course of the above mentioned activities shall be borne according to separate agreement by the Parties.

          If such an infringement has occurred due to the Contractor's fault the Purchaser has the right to demand from the Contractor liquidated damages in the amount of 10 (ten) per cent of the above amount refunded by Contractor to Purchaser;

          provided always:

a) that Purchaser without delay informs Contractor in writing of any claim made by reason of alleged infringement as aforesaid and refrains from taking action on account of such claims without previous approval of Contractor and shall co-operate with Contractor in the defense and/or settlement of such claims;

b) that Purchaser without delay informs Contractor in writing if legal action is taken on account of such claim and that Contractor shall have full authority to defend or settle the same;

c) that Contractor is informed of all circumstances which may be of relevance in the legal action taken and Purchaser refrains from all steps in any legal action which may prejudice Contractor;

                                                                          23(29)

d) that the infringement or alleged infringement is not arising out of the use of the Wireless Fixed Access in combination or conjunction with any other item or the use thereof not supplied or manufactured by Contractor.

23.2

          This Article 23 provides Contractor's sole liability and Purchaser's sole remedy for claims of infringements of intellectual property rights brought by a third party by reason of the use of the Wireless Fixed Access.

24   GENERAL LIMITATION OF LIABILITY

24.1

          WITHOUT PREJUDICE TO SECTION 24.4, IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR LOSS OF PROFITS, INCOME OR DATA, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES OR LOSSES ARISING FROM THIS AGREEMENT OR ANY COLLATERAL CONTRACT, WHETHER CAUSED BY NEGLIGENCE, BREACH OF CONTRACT OR OTHERWISE, OR FOR LOSS, DAMAGE, OR EXPENSE INDIRECTLY ARISING FROM THE USE OF THE EQUIPMENT OR THE SOFTWARE, OR THE INABILITY TO USE THEM EITHER SEPARATELY OR IN COMBINATION WITH OTHER EQUIPMENT OR SOFTWARE, OR FROM ANY OTHER CAUSE.

24.2

          Without prejudice to Sections 24.3 and 24.4, each party's liability for breach of this Agreement shall in no circumstance exceed the total amount payable under this Agreement for the provision of the Hardware, Software, Spare Parts or Services which gave rise to the loss or damage or in connection with which the loss or damage was incurred.

24.3

          Each party shall be liable for physical damage to the other party's property resulting from its negligence up to a maximum of US$1,000,000.

24.4

          Nothing in this Agreement shall exclude or in any way limit either party's liability for death or personal injury caused by its negligence.

25   SPARE PARTS

          Such terms and conditions of this Contract that are expressed or by their sense and context are intended to govern the supply of Spare Parts, shall so govern the supply of Spare Parts.

25.1

          Contractor undertakes to make available Spare Parts or compatible substitutes thereof required for the maintenance of the Wireless Fixed Access for a period of 8 years from entry into the contract on terms and conditions (incl. prices) to be mutually agreed upon. Notwithstanding the foregoing, in the event Contractor elects

                                                                          24(29)

          to discontinue the supply of any Spare Part, then Contractor shall provide Purchaser with 1 (one) year's written notice thereof, and allow Purchaser to place an end of life Order.

26   TRAINING

          Contractor undertakes to provide for Purchaser's personnel Training as specified in Annex 9. The Purchaser shall pay for Training in accordance with Article 11.

27   MODIFICATION OF CONTRACT

          No addition or modification of this Contract shall be effective or binding on either of the parties hereto unless agreed in writing and executed by the respective duly authorized representatives of each of the parties hereto.

28  FORCE MAJEURE

28.1
          Contractor shall be excused from the performance or punctual performance of any of his obligations under this Contract and the Date of Completion and Date of Acceptance of the Wireless Fixed Access Infrastructure or Actual Date of Delivery of Subscriber Terminal, Spare Parts or Documentation or any other time-limit under this Contract shall be extended by a period reasonable under the circumstances if the performance of the Contract is prevented or delayed by any cause beyond Contractor's reasonable control which, without in any way limiting the generality of the foregoing, shall include acts of God, riots, wars, accidents, embargo or requisition (acts of government), including non-availability of an export license for the Wireless Fixed Access or any part thereof or visa and permits for Contractor's personnel.

28.2

          The right of relief shall apply irrespective of whether the cause of prevention or delay occur before or after the agreed Date of Completion, Date of Acceptance or Actual Date of Delivery.

28.3

          In case of force majeure, Contractor shall promptly notify Purchaser in writing and furnish Purchaser with all relevant information thereto.

28.4

          Should a cause of force majeure continue for more than 6 months, either party shall then have the right to terminate this Contract.

28.5

          In the event of this Contract being terminated by either Party pursuant to this Article 28, the Contract Price payable by Purchaser to Contractor shall be the Contract Price of delivered Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts, Software and Documentation, and Services which are completed at the date of termination.

                                                                          25(29)

29   CONFIDENTIALITY

29.1
          All disclosure of information under this Contract will be deemed to be non-confidential unless specifically designated as confidential or proprietary at the time of disclosure or by nature obviously confidential or proprietary. The receiving party can freely use, have used, disclose to others such non-confidential information; provided, however, nothing contained in this Article 29 shall be deemed to grant any license under any intellectual property right.

29.2

          If information is orally or visually disclosed and disclosing party desires to treat such information as confidential information, the disclosing party shall designate it as confidential information at the time of disclosure and confirm this in writing within 30 (thirty) days after disclosure.

29.3

          Except as provided below in this Article 29, the receiving party of such confidential information agrees to treat the same as strictly confidential and shall not divulge, directly or indirectly, to any other person, firm, corporation, association or entity, for any purpose whatsoever, confidential information so received, and shall not make use of or copy such confidential information, except for the purpose of this Contract. Such confidential information may be disclosed only to such of the employees, consultants and subcontractors of the receiving party who reasonably require access to such information for the purpose for which it was disclosed and who have secrecy obligations to the receiving party.

          This commitment shall impose no obligation upon either party with respect to any portion of such information that:

          . was known to the receiving party prior to its receipt from the other party;

          . is now or which (through no act of failure on the part of the receiving party) becomes generally known;

          . is supplied to receiving party by a third party which the receiving party in good faith believes is free to make such disclosure and without restriction on disclosure;

          . is disclosed by the disclosing party to third party generally, without restriction on disclosure;

          . is independently developed by the receiving party without use of any confidential information provided by the disclosing party.
29.4

          Parties shall be liable for all damages arising out of the breach of the obligations of this Article 29.

                                                                          26(29)


29.5

          The obligation of confidentiality set out in this Article 29 shall survive the termination or expiration of this Contract for a period of 5 (five) years.

30   TERMINATION

30.1

          Should Purchaser become entitled to maximum liquidated damages pursuant to Article 20 Purchaser may by notice in writing require Contractor to complete Installation of the delayed Wireless Fixed Access Infrastructure within a specified period of time which shall be reasonable taking into account prevailing technical and other relevant conditions and such delays as have already occurred. If Contractor fails to complete the Installation within such time, Purchaser shall be entitled to forthwith terminate the Contract by notice in writing to Contractor.

30.2

          Either party may postpone its performance under this Contract or forthwith terminate this Contract by notice in writing to the other party on the occurrence of any of the following events:

a) If the other party shall commit a material breach of any provisions contained in this Contract and - after receipt of a written notice specifying the breach or default - shall fail to remedy the breach within a specified period of time set forth in the said notice, which period of time shall be reasonable taking into account all relevant circumstances.

b) If bankruptcy or insolvency proceedings are instituted against the other party and such proceedings are not dismissed within 30 (thirty) days from the date of proceedings, or the other party makes an assignment for the benefit of its creditors.

c)        Due to a force majeure event, in accordance with the provisions of
          Article 28.

30.3

          Upon termination of this Contract pursuant to this Article 30 the Contract Price payable by Purchaser to Contractor shall be the Contract Price of delivered Wireless Fixed Access Infrastructure, Subscriber Terminals, Spare Parts, Software and Documentation, and Services which are completed at the date of termination.

30.4

         Termination of this Contract, from whatever cause arising, is in respect of obligations which have not yet been performed and the termination or expiration of this Contract for any reason whatsoever shall be without prejudice to any right or obligation of any party hereto in respect of this Contract which have arisen prior to such termination or expiration.

30.5

          Provisions contained in this Contract, that are expressed or by their sense and context are intended to survive the expiration or termination of this tract shall so

                                                                          27(29)

          survive the expiration or termination, including but not limited to Articles 21 and 29.

31   ENTIRE CONTRACT

          This Contract sets forth and shall constitute the entire agreement between Purchaser and Contractor with respect to the subject matter hereof, and shall supersede any and all prior agreements, understandings, promises and representations made by one party to the other concerning the subject matter.

32  PUBLICITY

          Neither party will advertise or publish any information related to the Contract without the prior approval of the other Party, except that Contractor may publish its appointment as Contractor.

33  NOTICES

          Any notice required or permitted to be given by either Party to the other Party under this Contract shall be in writing, dated and may be sent by personal delivery, registered mail letter or by telefax confirmed by registered mail letter to the following addresses:

          To CONTRACTOR                      To PURCHASER

          Airspan Communications Ltd         AS Eesti Telefon
          Contracts Manager                  Procurement & Property
          Cambridge House                    Turi tn.5
          Oxford Road                        11313 Tallinn
          Uxbridge Middlesex                 Telefax: 6 397 346
          UB8 1UN, UK                        Tel:     6 397 335
          Telefax +44 1895 467 202
          Tel:    +44 1895 467 100

          All notices shall only be effective on receipt.

          Either party may change its address by a notice to the other party in the manner set forth above.

34   LANGUAGE

          The English language in which this Contract is written shall be the language to be used in all documents and correspondence related to the execution of this Contract.

          Should there be any other translation of this Contract, the English version shall prevail.

35   TECHNICAL AND SOFTWARE SUPPORT

          Parties have the intention to enter into an agreement regarding Technical and Software Support.

                                                                          28(29)

36   GOVERNING LAW

          This Contract shall be governed by and construed in accordance with the substantive laws of Sweden.

37   ARBITRATION

          All disputes, differences or questions between the Parties with respect to any matter arising out of or relating to the Contract which cannot be solved by amicable means shall be finally settled by the Central Chamber of Commerce of Sweden.

          Each Party shall nominate one arbitrator, and the Parties together shall nominate the third arbitrator, within 30 (thirty) days from the day notice was first given by the other Party concerning Party`s intention to have the matter submitted to arbitration together with his nomination of an arbitrator.

          Failing a nomination of an arbitrator by one or both of the Parties within the time specified, the Central Chamber of Commerce of Sweden shall nominate an arbitrator or arbitrators.

          The arbitration shall be conducted in English in Sweden.

          The award shall be final and binding on both Parties.

38   EXPORT CONTROLS

          In the performance of its obligations under this Agreement, Purchaser shall at all times strictly comply with all export laws, regulations, and orders of the United Kingdom and the United States of America. Purchaser specifically acknowledges that all equipment, Software or technology supplied or licensed by ACL under this Agreement are subject to U.K. and U.S. trade sanctions and export control laws and regulations including, but not limited to, the various Foreign Assets Control Regulations, the Export Administration Regulations, and the International Traffic in Arms Regulations. Purchaser specifically acknowledges that all equipment, Software, or technology obtained from Contractor pursuant to this Agreement shall not be exported, re-exported, transshipped, disclosed, diverted, or transferred, directly or indirectly, contrary to U.K. and U.S. laws, orders or regulations.

39   ASSIGNMENT

          Purchaser shall not be entitled to assign this Agreement or its rights under it without the prior written consent of Contractor.

40   EFFECTIVE DATE OF CONTRACT AND TERM OF VALIDITY

          This Contract shall come into force upon the signature the Parties and shall apply to and cover Purchase Orders placed after 1 May 2000 but not later than 31 December 2001.

          This Contract has been made in duplicate and each Party has taken one copy.

                                                                          29(29)


          ..............................     .................................
          Jaan Sven Mannik                   Joe J Caffarelli
          AS Eesti Telefon                   Airspan Communications Ltd